UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 21, 2018

DARLING INGREDIENTS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 O’CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS	75038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On May 21, 2018, Darling Ingredients Inc. (the “Company”) announced that it had sold its Terra Renewal Services (TRS) industrial residuals business to American Residuals Group, LLC for approximately $80 million in cash. Terra Renewal Services is a provider of environmental services focused on the collection, hauling, and disposal of non-hazardous, liquid and semi-solid waste streams from the food processing industry. The Company does not consider this sale to be material to its financial position or results of operation. A copy of the press release announcing the sale is filed as Exhibit 99.1.

On May 21, 2018, the Company also announced that that it completed an acquisition of substantially all of the assets of Kruger Commodities, Inc. including protein conversion facilities in Hamilton, MI and Tama, IA along with a protein blending operation and used cooking oil collection business in Omaha, NE to support the Company’s low carbon fuel initiative at Diamond Green Diesel. The Company does not consider this acquisition to be material to its financial position or results of operation. A copy of the press release announcing the acquisition is filed as Exhibit 99.2.

Item 9.01.     Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press release dated May 21, 2018 regarding sale of business.
99.2	Press release dated May 21, 2018 regarding acquisition of business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INGREDIENTS INC.

Date: May 23, 2018	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President, General Counsel

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